1 Q 2 4 E a r n i n g s P r e s e n t a t i o n A p r i l 2 5 , 2 0 2 4 Exhibit 99.2

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “intend,” “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: the impact of monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, which could have a material adverse effect on our clients, as well as our business, our employees, and our ability to provide services to our customers; the impact of a potential U.S. Government shutdown, default by the U.S. government on its debt obligations, or related credit-rating downgrades, on economic activity in the markets in which we operate and, in general, on levels of end market demand in the economy; the impact of unfavorable macroeconomic conditions or downturns, instability or volatility in financial markets, unanticipated loan delinquencies, loss of collateral, decreased service revenues, increased business disruptions or failures, reductions in employment, and other potential negative effects on our business, employees or clients caused by factors outside of our control, such as geopolitical instabilities or events (including the Israel-Hamas war); natural and other disasters (including severe weather events); health emergencies; acts of terrorism or other external events; the impact of potential instability within the U.S. financial sector in the aftermath of the banking failures in 2023, including the possibility of a run on deposits by a coordinated deposit base, and the impact of the actual or perceived soundness, or concerns about the creditworthiness of other financial institutions, including any resulting disruption within the financial markets, increased expenses, including FDIC insurance premiums, or adverse impact on our stock price, deposits or our ability to borrow or raise capital; the impact of negative public opinion regarding Valley or banks in general that damages our reputation and adversely impacts business and revenues; greater than expected costs or difficulties related to Valley's new core banking system implemented in the fourth quarter 2023 and continued enhancements to processes and systems under Valley's current technology roadmap; the loss of or decrease in lower-cost funding sources within our deposit base; damage verdicts or settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent, trademark or other intellectual property infringement, misappropriation or other violation, employment related claims, and other matters; a prolonged downturn in the economy, as well as an unexpected decline in commercial real estate values collateralizing a significant portion of our loan portfolio; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations and case law; the inability to grow customer deposits to keep pace with loan growth; a material change in our allowance for credit losses under CECL due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds; greater than expected technology related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations; cyberattacks, ransomware attacks, computer viruses, malware or other cybersecurity incidents that may breach the security of our websites or other systems or networks to obtain unauthorized access to personal, confidential, proprietary or sensitive information, destroy data, disable or degrade service, or sabotage our systems or networks; results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank, the Consumer Financial Protection Bureau (CFPB) and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements or a decision to increase capital by retaining more earnings; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather, pandemics or other public health crises, acts of terrorism or other external events; and unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors. A detailed discussion of factors that could affect our results is included in our SEC filings, including Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2023. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

3 1Q24 4Q23 1Q23 1Q24 4Q23 1Q23 Net Income ($mm) $96.3 $71.6 $146.6 $99.4 $116.3 $154.5 Return on Average Assets Annualized 0.63% 0.47% 0.98% 0.65% 0.76% 1.03% Efficiency Ratio (Non-GAAP) -- -- -- 59.1% 60.7% 53.8% Diluted Earnings Per Share $0.18 $0.13 $0.28 $0.19 $0.22 $0.30 Pre-Provision Net Revenue 2 ($mm) $174.7 $109.6 $218.2 $184.6 $176.5 $226.6 PPNR / Average Assets 2 Annualized 1.14% 0.72% 1.46% 1.21% 1.16% 1.51% GAAP Reported Non-GAAP Adjusted 1 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. 2 Pre-provision net revenue (“PPNR”) equals net interest income plus total non-interest income less total non-interest expense. 1Q 2024 Financial Highlights Prudently managing growth and enhancing reserve coverage in the context of stable past dues and non-accruals. Sequential expansion in pre-tax pre-provision revenue. Strong quarter for non-interest income led by wealth and tax credit advisory. Exhibited expense control to offset continued net interest income headwinds. Actively addressed deposit pricing to slow deposit beta.

4 Quarterly Balance Sheet Highlights Prudently Managing Asset Growth ▪ Sold commercial premium finance lending business and $94 million of associated loans for a slight gain (~$35 million of additional maturities post-close leaving $146 million remaining and expected to mature over the next year) ▪ Participated out additional $151 million of existing investor commercial real estate and multifamily loans and $42 million of existing construction loans each accomplished with no negative impact to equity (additional $34 million transferred to loans held for sale at March 31, 2024) ▪ Incremental securities purchases are primarily zero risk-weight GNMA with mid-5% yields Enhanced Reserve Coverage ▪ Supplemented stable past due and non-accrual loan trends with a larger provision increasing the allowance for credit losses by 5bp to 0.98% at March 31, 2024 versus December 31, 2023 ▪ Continue to granularly review portfolio and ensure appropriate reserve coverage relative to migrating risk ratings resulting from rigorous stress testing efforts Actively Managing Liabilities ▪ Proactively reduced deposit rates by nearly 40bp on ~$10bn of deposits including additional cuts to our online savings rate and certain CD tenors ▪ Extended $1 billion of FHLB advances evenly across 2, 3, 4, and 5 year maturities at a blended gross rate of 4.52%

5 Balance Sheet Goals The Company is providing this outlook only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Based on past reported results, any such excluded items could be material, individually or in the aggregate, to the reported results. Metric Near-Term Expectation (Year End 2024) Intermediate-Term Expectation (Next 12 - 24 Months) CET 1 / RWA ~9.8% 10% + CRE / TRBC ~440% < 400% ACL / Loans Above 1.00% ~1.10% Loans / Deposits ~100% < 100% ▪ We expect to continue to accelerate our strategic shift towards the well-diversified and high- performing commercial bank that we aspire to be. ▪ We will simultaneously seek to prudently enhance our balance sheet strength and flexibility to position the Company for long-term success.

6 2024 Outlook & Expectations The Company is providing this outlook only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Based on past reported results, any such excluded items could be material, individually or in the aggregate, to the reported results. 2024 Metric Prior Guidance Updated Guidance Gross Loans 5% - 7% Growth Net Interest Income 3% - 5% Growth Adj. Non-Interest Income 5% - 7% Growth Non-Interest Expense (ex 2023 Merger-Related Expenses) 4% - 6% Growth Tax Rate Approximately 27% 0% - 4% Growth 0% - 2% Growth High End of Range Below Low-End of Range Between 25% and 26%

7 Net Interest Income Commentary The Company is providing this outlook only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Based on past reported results, any such excluded items could be material, individually or in the aggregate, to the reported results. ▪ Management Base Case Scenario — Downward revision relative to prior guidance reflects slower loan growth and modest funding mix-shift experienced in 1Q24 — Forward rate projections include 3 Fed Fund cuts occurring in July, September, and November — 50% downside beta on interest-bearing non-maturity deposits, 35% downside beta when assuming relatively stable non-interest deposit mix — 42% floating-rate loans tied to Fed Funds, Prime and SOFR; 41% fixed-rate loans; 17% adjustable-rate loans tied to more stable longer-dated indices ▪ Interest Rate Sensitivity Considerations — Static rates (i.e., no rate cuts) would not materially impact our net interest income forecast — Limited exposure to short-term rate moves as our loans tied to Fed Funds, Prime and SOFR generally balance our beta-adjusted interest-bearing non-maturity deposit exposure — More sensitive to longer-end rates which impact the repricing of our fixed and adjustable loan buckets (comprising ~60% of total loans)

8 +103% 65 131 12/31/17 3/31/24 Commercial Driving Long-Term Value Despite Near-Term Headwinds Shareholder Value Creation vs. Peers 1 47% 38% 44% 32% 91% 70% VLYPeer Median Reported TBV Growth Post-2017 Cumulative Dividends Post-2017 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. VLY Reported TBV growth measured from 12/31/17 to 3/31/24. Peer Median Reported TBV Growth measured from 12/31/17 to 12/31/23. Cumulative dividends reflect dividends declared between 12/31/17 and 12/31/23 for VLY and peers. Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 12/31/2023. Source: S&P Capital IQ Pro and company data Deposit Accounts (000s) Commercial Loan Diversity by Geography Enhanced Funding Diversity 21% 49% 79% 51% 12/31/17 3/31/24 FL & Other NY & NJ 22% 55% 78% 45% 12/31/17 3/31/24 Southeast Branches, Specialty & Other Northeast Branches 440 539 12/31/17 3/31/24 Consumer +23%

9 24.5 25.1 11.5 11.3 13.2 12.7 $49.2 $49.1 12/31/2023 3/31/2024 Time Non-Interest Savings, NOW and money market 23% 50% 23% 27% 0.15% 1.36% 1.96% 2.45% 2.94% 3.13% 3.16% 0.25% 3.82% 4.69% 5.16% 5.43% 5.50% 5.50% 4Q21 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Total Deposits Average Fed Funds (Upper) Stable Deposit Balances with Slowing Beta Deposits by Product ($bn) 26% 51% Avg. Fed Funds vs. Deposit Costs (%) Cumulative Beta (Current Cycle) 1 1 Cumulative Beta is measured as the change in Valley’s quarterly average deposit costs since the quarter preceding the rate hike cycle (4Q21) as a percentage of the change in the average quarterly Fed Funds Upper Bound over the same period. Avg. Fed Funds (Upper) Total Cost of Deposits Cumulative Beta 4Q21 0.25% 0.15% -- 4Q22 3.82% 1.36% 34% 4Q23 5.50% 3.13% 57% 1Q24 5.50% 3.16% 57% 41.6 41.5 7.6 7.6 $49.2 $49.1 12/31/2023 3/31/2024 Direct Indirect Deposits by Customer Type ($bn) 85% 85% 15%15%

10 Customer Deposit Base Diversified by Geography and Source Traditional Branch Deposits $31.7 65% Specialized Deposits $9.8 20% Fully FDIC-Insured Indirect Customer $7.6 15% $49.1bn New Jersey $17.2 New York $4.8 Florida $8.1 Alabama $1.6 $31.7bn Total Deposit Breakdown ($bn, as of 3/31/24) Traditional Branch Deposits 3 ($bn, as of 3/31/24) Uninsured Deposit & Liquidity ($bn, as of 3/31/24) 1 Adjusted for collateralized government deposits in excess of FDIC $250k limit and intercompany deposits eliminated in consolidation. 2 “High Quality Available Liquidity” includes the following off balance sheet sources of potential liquidity: FHLB, unencumbered investment securities, FRBNY Discount Window Availability, and Uncommitted Fed Funds Lines. 3 Traditional Branch Deposits Include Commercial (inclusive of $1bn of HOA deposits), Consumer and Government. $11.5 $0.9 $26.1 $27.0 Adjusted Uninsured Deposits Cash & Available Liquidity Cash on Balance Sheet High Quality Available Liquidity 2 Cash & Available Liquidity Stands at 2.4x Adjusted Uninsured Deposits 1 128 branches 16 branches 42 branches 42 branches Adjusted Uninsured Deposits 1 23% Nat'l Deposits, Cannabis & Online $3.6 International Corporate $0.8 Technology $1.6 Private Banking & Wealth $1.6 Other Commercial $2.2 $9.8bn Specialized Deposits by Business Line ($bn, as of 3/31/24)

11 Multifamily 18% Non Owner-Occupied CRE 26% Healthcare CRE 4% Owner-Occupied CRE 9% C&I 18% Consumer 7% Residential R.E. 11% Construction 7% CRE 48% C&I 27%Other 25% New Loan Originations ($bn) 1 CRE includes multifamily, non-owner occupied CRE and healthcare CRE; C&I includes owner-occupied CRE and C&I; Other includes construction, residential RE and Consumer. 2 Cumulative Beta is measured as the change in Valley’s quarterly average loan yield since the quarter preceding the rate hike cycle (4Q21) as a percentage of the change in the average quarterly Fed Funds Upper Bound over the same period. Methodically Managing Loan Growth Gross Loans ($mm) 3/31/2024 Loan Composition 1 $2.5 $2.5 $1.8 $2.2 $2.0 6.61% 7.35% 7.91% 7.83% 7.70% 5.48% 5.78% 6.03% 6.10% 6.14% 1Q23 2Q23 3Q23 4Q23 1Q24 Origination Volume (Gross) New Origination Rate Avg. Portfolio Yield Cumulative Loan Beta (Current Cycle) 2 Avg. Fed Funds (Upper) Avg. Loan Yield Cumulative Beta 4Q21 0.25% 3.83% -- 4Q22 3.82% 5.20% 38% 4Q23 5.50% 6.10% 43% 1Q24 5.50% 6.14% 44% 50,210 49,922 72 (129) (151) (80) 12/31/23 Premium Finance Sales & Maturities CRE Particip. Out Construction Particip. Out or Held for Sale Other Growth, net 3/31/24

12 CRE Detail as of 3/31/24 Portfolio by Collateral Type Portfolio by Geography Florida 26% New Jersey 22% Other 20% Other NYC Boroughs 15% Manhattan (Multifamily) 5% Manhattan (Other) 4% New York (ex. NYC) 8% Geography $bn Wtd. Avg. LTV 1 Wtd. Avg. DSCR 2 Florida $7.2 61% 1.83x New Jersey $6.1 62% 1.62x Other NYC Boroughs $4.2 53% 1.45x Manhattan $2.8 35% (53% ex Co-Ops) 1.46x New York (ex. NYC) $2.1 54% 1.77x Other $5.7 64% 1.55x Total $28.1 58% 1.63x $28.1bn $28.1bn 1- LTV based on most recent appraisal, seasoned on average 2.5 years; 2 - DSCR calculated based on most recent financial information, typically received at least annually. Sums may be inconsistent due to rounding. $4.3bn of CRE Portfolio (15%) is Owner-Occupied. Collateral Type $bn Wtd. Avg. LTV 1 Wtd. Avg. DSCR 2 Apartment & Residential $6.8 62% 1.41x Retail $4.9 62% 1.72x Office $3.3 53% 1.68x Industrial $3.1 60% 2.02x Specialty & Other $2.8 55% 1.84x Mixed Use $2.8 60% 1.43x Healthcare $2.4 68% 1.62x Co-Ops $2.0 13% 1.42x Total $28.1 58% 1.63x Apartment & Residential 24% Co-Ops 7% Retail 17% Mixed Use 11% Office 10% Healthcare Office 2% Industrial 11% Healthcare 8%Specialty & Other 10%

13 0% of units 41% 1% - 20% of units 7% 21% - 50% of units 31% 51% - 75% of units 2% 76% - 99% of units 5% 100% of units 14% Co-Op $2.0 Non Co-Op $6.8 Multifamily Portfolio Details Multifamily Portfolio by Sub-Asset Class ($bn) Non Co-Op Multifamily by Geography ($bn) $8.8bn 1- LTV based on most recent appraisal, seasoned on average 2.5 years; 2 - DSCR calculated based on most recent financial information, typically received at least annually. Note: Co-Op LTV is approximately 23%. Sums may be inconsistent due to rounding. Geography Outstanding ($bn) Avg. Size ($mm) Wtd. Avg. LTV 1 Wtd. Avg. DSCR 2 Other $1.9 $9mm 65% 1.31x New York (ex. Manhattan) $1.8 $6mm 64% 1.33x New Jersey $1.5 $4mm 62% 1.55x Florida & Alabama $1.1 $4mm 59% 1.55x Manhattan $0.5 $7mm 55% 1.39x Total $6.8bn $5mm 62% 1.41x Florida & Alabama 16% New Jersey 22% Other 28% New York (ex. Manhattan) 27% Manhattan 7% $6.8bn New York City by % Rent Regulated Units $2.3bn

14 Multi Tenant w/ Anchor $0.3 9% Multi Tenant $1.8 55% Single Tenant $0.7 21% Healthcare Office $0.5 15% Granular & Diverse Office Portfolio Office Portfolio by Tenancy $3.3bn Office Portfolio by Geography ($bn) $3.3bn Geography Outstanding ($bn) Avg. Size ($mm) Wtd. Avg. LTV 1 Wtd. Avg. DSCR 2 Florida & Alabama $1.1 $2mm 50% 1.97x New Jersey $1.0 $3mm 56% 1.38x New York (ex. Manhattan) $0.5 $4mm 51% 1.65x Manhattan $0.3 $6mm 52% 1.80x Other $0.4 $7mm 59% 1.62x Total $3.3bn $3mm 53% 1.68x ~15% of Office Portfolio is Owner-Occupied. Florida & Alabama $1.1 34% New Jersey $1.0 30%Other $0.4 12% New York (ex. Manhattan) $0.5 15% Manhattan $0.3 9% 1- LTV based on most recent appraisal, seasoned on average 2.5 years; 2 - DSCR calculated based on most recent financial information, typically received at least annually. Sums may be inconsistent due to rounding.

15 Commercial Real Estate by Contractual Maturity ($mm) 1,362 725 793 912 583 636 337 2,481 2,647 2,900 2,832 1,965 9,968 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 2026 2027 2028 2029 2030 2031 and BeyondWtd. Avg. 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 2026 2027 2028 2029 2030 2031 + LTV 2 56% 60% 61% 60% 61% 60% 54% 58% 57% 59% 62% 52% 55% DSCR 3 1.45x 1.67x 1.40x 1.25x 1.60x 1.51x 1.61x 1.58x 1.67x 1.50x 1.54x 1.79x 1.76x Borrower Contractual Rate 7.35% 7.51% 6.34% 6.81% 6.21% 7.02% 5.99% 5.57% 5.50% 6.05% 5.32% 5.63% 5.28% 1 – One maturing loan for $61,000 was modified; 2 - LTV based on most recent appraisal, seasoned on average 2.5 years; 3 - DSCR calculated based on most recent financial information, typically received at least annually. Sums may be inconsistent due to rounding. Outcome for Maturing CRE Loans in 1Q24 $mm Renewed at Contracted Terms $975 Paid Off & Left $229 Modified 1 $0 Total $1,204

16 Net Interest Income ($mm) and Margin Net Interest Margin $437 $421 $414 $399 $395 3.16% 2.94% 2.91% 2.82% 2.79% 1Q23 2Q23 3Q23 4Q23 1Q24 Net Interest Income ($mm) NIM All metrics are presented on a fully tax equivalent basis. Sequential decline in net interest income reflects one less day in 1Q24 versus 4Q23 Have lowered deposit costs by ~40bp on nearly $10 billion of deposits which meaningfully slowed deposit cost increase Extended $1 billion of FHLB advances late in the quarter for average term of 3.6 years at average cost of 4.52% Will continue to optimize the roll-over of maturing liabilities and reduce deposit costs where possible Net Interest Income Commentary $4.6 $4.0 $1.5 $1.3 $4.0 4.92% 4.84% 4.61% 4.07% 4.53% 2Q24 3Q24 4Q24 1Q25 2Q25 and Beyond Maturing CDs and FHLB Balance ($bn) Rate (%)

17 Other $15.9 27% Wealth, Trust & Insurance $20.2 35% Capital Markets $5.7 10% Service Charges $11.2 19% Gain-on-Sale of Loans, net $1.6 3% Loan Servicing $3.2 6% 1Q24 Adjusted Non-Interest Income ($mm) 1 Diverse Fee Income Sources $57.8mm Non-Interest Income ($mm) 1 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Wealth, Trust and Insurance includes strong quarter from Dudley Ventures tax credit advisory subsidiary ($6.5mm vs. $2.3mm in 4Q23) Rebound in deposit service charges post-conversion ($11.2mm vs. $9.3mm in 4Q23) Swap revenue headwind was partially offset by strength in syndication and F/X fees within Capital Markets 54.3 51.8 57.8 54.3 52.7 61.4 11.1% 11.5% 12.8% 1Q23 4Q23 1Q24 Adjusted Reported Adj. Non-Interest Income / Revenue

18 263.8 272.6 266.7 272.2 340.4 280.3 1Q23 4Q23 1Q24 Reported Adjusted 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. Sums may be inconsistent due to rounding. Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 12/31/2023. Non-Interest Expense Non-Interest Expenses ($mm) 1 Efficiency Ratio Trend 1 53.8% 60.7% 59.1% 1Q23 4Q23 1Q24 1.76% 1.78% 1.74% 2.16% 2.27% 1Q23 4Q23 1Q24 VLY Peer Median Adj. Non-Interest Expenses 1 / Avg. Assets Compensation costs were well-controlled despite the seasonal uptick in payroll taxes. Benefited from post-conversion efficiencies and elimination of dual systems. Continue to optimize external resource / consulting utilization.

19 Key Pillars of Valley’s Credit Risk Management Customer Selection Loan Structuring Disciplined Approach to Customer Acquisition ✓ Deep institutional knowledge of real estate markets guides target customers ✓ Risk Acceptance Criteria sets expectations and filters out certain borrowers ✓ Rely heavily on professional networks of our bankers ✓ We don’t conduct broad marketing campaigns Strategic and Balanced Methodology ✓ Various Risk Acceptance Criteria approved by credit oversight and Board Risk Committee ✓ Deals based on in-place cash flow/rents vs forecasted ✓ Sponsors are required to contribute meaningful equity ✓ Risk-based rationale for permitting exceptions ✓ Enhancements are required to improve credit profile if necessary Credit Monitoring Loss Mitigation Granular and Broad View Across Portfolios ✓ Rigorous monitoring of performance and covenants ✓ Information from local team on market dynamics ✓ Stress test key loan segments and geographies ✓ Feedback between stress tests and loan portfolio thresholds ✓ Forward looking risk assessments with clients Client Selection Has a Meaningful Impact on Loss ✓ Client maintains deposit reserve, liquid wealth or other means to cure loss ✓ Borrowers may refinance via insurance companies, government agencies and other banks ✓ Independent loss mitigation group staffed with seasoned workout professionals ✓ Valuations subject to rigorous review of the Chief Appraisals Office

20 Consistent Relationship-Focus Supports Credit Strength Traditional Lending Competitors Firm Type: Local / regional sponsors and developers; often owner-operators Multi-national or nationwide developers, operators, asset managers typically publicly traded Investor Profile: Active investor providing capital and industry expertise to operate and improve property values Passive investors providing capital to developer Source of Equity Capital: Often multi-generational family businesses with significant experience in commercial real estate Large asset managers invested in multiple asset classes (pension funds, trusts, endowments, foundations, sovereign wealth funds, etc.) Ownership Structure: Traditionally sole or joint ownership where parties contribute funds, and actively manage the property Often syndicated where sponsor raises capital, locates, acquires and operates a property; investors have limited decision-making authority Timeframe and Size: Medium to long-term with smaller, more concentrated investments More short-term in nature with larger single-property investments Performance Longevity: Overlook short-term market corrections and focus on applying skillset to enhance property value over longer investment horizon Quarterly and annual performance reporting to passive clients with emphasis on returns relative to benchmarks Liquidity: Small transaction sizes have less impact on market values and improves liquidity for investors Large transaction sizes tend to heavily influence property values Cash Stability: More disciplined capital focused on project selection where value can be added with subsequent determination of capital needs More capital-seeking projects including alternatives (e.g., real estate) due to low-yield environment Underwriting: Well-defined risk acceptance criteria with focus on in place cash flows Rigid criteria by property class with focus on future cash flow expectations Exceptions: Exceptions occur in the context of better understanding and improving specific credit profile Minimal given rigid underwriting criteria Enhancements: Personal guarantees, deposit reserve requirements, insurance, cross- collateralization and other factors Less applicable

21 0.58% 0.70% 0.57% 0.58% 0.58% 12/31/20 12/31/21 12/31/22 12/31/23 3/31/24 Stable and Consistent Asset Quality Non-Accrual Loans / Total Loans ACL / Non-Accrual and Past Due Loans 0.99% 1.03% Accruing Past Due Loans / Total Loans Allowance for Credit Losses for Loans (“ACL”) / Total Loans 0.88% 1.10% 1.03% 0.93% 0.98% 12/31/20 12/31/21 12/31/22 12/31/23 3/31/24 0.30% 0.17% 0.20% 0.18% 0.15% 12/31/20 12/31/21 12/31/22 12/31/23 3/31/24 30-59 PD 60-89 PD 90+ PD Sums may be inconsistent due to rounding. 120% 125% 133% 121% 135% 12/31/20 12/31/21 12/31/22 12/31/23 3/31/24

22 $9.5 $6.3 $9.1 $20.7 $45.3 1Q23 2Q23 3Q23 4Q23 1Q24 Low Loss Content Supports Reserve Coverage Loan Loss Provision ($mm) Implied Loss Given Default on CRE + Construction 1 Years of Total Reserve Coverage 2 1 Implied loss given default on CRE + Construction is gross commercial real estate and construction charge-offs in a given year divided by average non-accruing CRE and construction loans in the same given year. 2 Years of reserve coverage is reserve for loan losses divided by average NCO / average loans for period indicated multiplied by current gross loans. Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 12/31/2023. Source: S&P Capital IQ Pro; Regulatory Data 6.8% 5.0% 8.6% 24.9% 17.8% 40.3% 2001-2023 2019-2023 2008-2012 VLY $30-$150bn Peer Median VLY vs. Peers: 0.3x Cycle VLY vs. Peers: 0.3x Recent VLY vs. Peers: 0.2x Recession 6 11 33 8 1 2001-2023 2019-2023 2008-2012 VLY $30-$150bn Peer Median VLY vs. Peers: 2.0x Cycle VLY vs. Peers: 1.4x Recent VLY vs. Peers: 3.0x Recession 0.99% 1.03% Net Loan Charge-offs ($mm) $30 $9 $6 $17 $24 0.25% 0.07% 0.04% 0.14% 0.19% 1Q23 2Q23 3Q23 4Q23 1Q24 Net Charge-offs NCOs / Avg. Loans 1Q24 non-taxi net charge-offs were $14mm or 0.11% of avg. loans

23 Historical Net Charge-Offs / Loans Prudent risk management and rigorous underwriting standards continue to support Valley’s strong and consistent credit quality metrics and limited historical losses. 0.05 0.02 (0.02)0.00 (0.01)0.00 0.00 (0.03) 0.02 0.05 0.15 0.25 0.19 0.05 0.10 0.05 0.04 0.01 0.04 0.000.010.04 0.000.010.000.010.00 0.05 0.19 0.33 0.47 0.66 0.41 0.10 0.040.01 Peers include major exchange traded banks and thrifts with assets $30 billion to $150 billion as of 12/31/2023. Source: S&P Capital IQ Pro; Regulatory Data Total Loans CRE Loans 0.130.050.050.120.060.000.010.020.03 0.11 0.280.23 0.310.29 0.40 0.210.140.12 0.17 0.060.06 0.210.160.140.190.21 0.120.11 0.24 0.42 0.94 1.23 1.65 0.71 0.21 0.13 2023Y2022Y2021Y2020Y2019Y2018Y2017Y2016Y2015Y2014Y2013Y2012Y2011Y2010Y2009Y2008Y2007Y2006Y VLY Peer Median

24 Equity & Capitalization $8.36 $8.51 $8.63 $8.79 $8.84 $12.41 $12.54 $12.64 $12.79 $12.81 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 TBV per share Book Value per share Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 1 1 Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. 6.82% 7.24% 7.40% 7.58% 7.62% 10.12% 10.66% 10.83% 11.00% 11.02% 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 Tangible Common Equity / Tangible Assets Equity / Assets Holding Company Capital Ratios 3/31/23 12/31/23 3/31/24 Tier 1 Leverage 7.96 8.16 8.20 Common Equity Tier 1 9.02 9.29 9.34 Tier 1 Risk-Based 9.46 9.72 9.78 Total Risk-Based 11.58 11.76 11.88 1

A p p e n d i x

26 March 31, December 31, March 31, ($ in thousands, except for share data) 2024 2023 2023 Adjusted net income avai lable to common shareholders (Non-GAAP): Net income, as reported (GAAP) $96,280 $71,554 $146,551 Add: FDIC Special assessment (a) 7,394 50,297 — Add: Losses (gains) on available for sale and held to maturity securities transactions (b) 7 (877) 24 Add: Restructuring charge (c) 620 (538) — Add: Provision for credit losses for available for sale securities (d) — — 5,000 Add: Merger related expenses (e) — 10,000 4,133 Add: Litigation reserves (f) — 3,540 — Less: Net gains on sale of assets (g) (3,629) — — Total non-GAAP adjustments to net income 4,392 62,422 9,157 Income tax adjustments related to non-GAAP adjustments (h) (1,224) (17,679) (1,178) Net income, as adjusted (Non-GAAP) $99,448 $116,297 $154,530 Dividends on preferred stock 4,119 4,104 3,874 Net income available to common shareholders, as adjusted (Non-GAAP) $95,329 $112,193 $150,656 (a) Included in FDIC insurance expense. (b) Included in gains (losses) on securities transactions, net. (c) Represents severance (credit adjustments) expense related to workforce reductions within salary and employee benefits expense. (d) Included in provision for credit losses for available for sale and held to maturity securities (tax disallowed) (e) Primarily represents expenses within salary and employee benefits, data processing termination costs within technology, furniture and equipment expense for 2023. (f) Represents legal reserves and settlement charges included in professional and legal fees. (g) Included in gains on sale of assets, net, within non-interest income. (h) Calculated using the appropriate blended statutory tax rate for the applicable period. Certain merger-related expenses are non-deductible for tax purposes. Adjusted per common share data (Non-GAAP): Net income available to common shareholders, as adjusted (Non-GAAP) $95,329 $112,193 $150,656 Average number of shares outstanding 508,340,719 507,683,229 507,111,295 Basic earnings, as adjusted (Non-GAAP) $0.19 $0.22 $0.30 Average number of diluted shares outstanding 510,633,945 509,714,526 509,656,430 Diluted earnings, as adjusted (Non-GAAP) $0.19 $0.22 $0.30 Adjusted annual ized return on average tangible shareholders' equi ty (Non-GAAP): Net income, as adjusted (Non-GAAP) $99,448 $116,297 $154,530 Average shareholders' equity 6,725,695 6,639,906 6,440,215 Less: Average goodwill and other intangible assets 2,024,999 2,033,656 2,061,361 Average tangible shareholders' equity 4,700,696 4,606,250 4,378,854 Annualized return on average tangible shareholders' equity, as adjusted (Non-GAAP) 8.46% 10.10% 14.12% Adjusted annual ized return on average assets (Non-GAAP): Net income, as adjusted (Non-GAAP) $99,448 $116,297 $154,530 Average assets $61,257,154 $61,113,553 $59,867,002 Annualized return on average assets, as adjusted (Non-GAAP) 0.65% 0.76% 1.03% Adjusted annual ized return on average shareholders' equi ty (Non-GAAP): Net income, as adjusted (Non-GAAP) $99,448 $116,297 $154,530 Average shareholders' equity 6,725,695 6,639,906 6,440,215 Annualized return on average shareholders' equity, as adjusted (Non-GAAP) 5.91% 7.01% 9.60% Three Months Ended Non-GAAP Reconciliations to GAAP Financial Measures

27 March 31, December 31, March 31, ($ in thousands) 2024 2023 2023 Annual ized return on average tangible shareholders' equi ty (Non-GAAP): Net income, as reported (GAAP) $96,280 $71,554 $146,551 Average shareholders' equity 6,725,695 6,639,906 6,440,215 Less: Average goodwill and other intangible assets 2,024,999 2,033,656 2,061,361 Average tangible shareholders' equity 4,700,696 4,606,250 4,378,854 Annualized return on average tangible shareholders' equity (Non-GAAP): 8.19% 6.21% 13.39% Effic iency rat io (Non-GAAP): Non-interest expense, as reported (GAAP) $280,310 $340,421 $272,166 Less: FDIC Special assessment (pre-tax) 7,394 50,297 — Less: Restructuring charge (pre-tax) 620 (538) — Less: Merger-related expenses (pre-tax) — 10,000 4,133 Less: Amortization of tax credit investments (pre-tax) 5,562 4,547 4,253 Less: Litigation reserve (pre-tax) — 3,540 — Non-interest expense, as adjusted (Non-GAAP) $266,734 $272,575 $263,780 Net interest income, as reported (GAAP) 393,548 397,275 436,020 Non-interest income, as reported (GAAP) 61,415 52,691 54,299 Add: Losses (gains) on available for sale and held to maturity securities transactions, net (pre-tax) 7 (877) 24 Less: Gain on sale of premium finance division (pre-tax) 3,629 — — Non-interest income, as adjusted (Non-GAAP) 57,793 $51,814 $54,323 Gross operating income, as adjusted (Non-GAAP) 451,341 449,089 490,343 Efficiency ratio (Non-GAAP) 59.10% 60.70% 53.79% Annual ized pre-provision net revenue / average assets Net interest income, as reported (GAAP) $393,548 $397,275 $436,020 Non-interest income, as reported (GAAP) 61,415 52,691 54,299 Less: Non-interest expense, as reported (GAAP) 280,310 340,421 272,166 Pre-provision net revenue (GAAP) $174,653 $109,545 $218,153 Average assets $61,257,154 $61,113,553 $59,867,002 Annualized pre-provision net revenue / average assets (GAAP) 1.14% 0.72% 1.46% Annual ized pre-provision net revenue / average assets, as adjusted Pre-provision net revenue (GAAP) $174,653 $109,545 $218,153 Add: FDIC Special assessment (pre-tax) 7,394 50,297 — Add: Restructuring charge (pre-tax) 620 (538) — Add: Merger-related expenses (pre-tax) — 10,000 4,133 Add: Amortization of tax credit investments (pre-tax) 5,562 4,547 4,253 Add: Litigation reserve (pre-tax) — 3,540 — Add: Losses (gains) on available for sale and held to maturity securities transactions, net (pre-tax) 7 (877) 24 Less: Net gains on sale of assets 3,629 — — Pre-provision net revenue, as adjusted (Non-GAAP) 184,607 176,514 226,563 Average assets $61,257,154 $61,113,553 $59,867,002 Annualized pre-provision net revenue / average assets, as adjusted (Non-GAAP) 1.21% 1.16% 1.51% Three Months Ended Non-GAAP Reconciliations to GAAP Financial Measures

SLIDE 28

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands, except for share data)	As of March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2017
Tangible book value per common share (Non-GAAP):						
Common shares outstanding	508,893,059	507,709,927	507,660,742	507,619,430	507,762,358	264,468,851
Shareholders' equity (GAAP)	$6,727,139	$6,701,391	$6,627,299	$6,575,184	$6,511,581	$2,533,165
Less: Preferred Stock	209,691	209,691	209,691	209,691	209,691	209,691
Less: Goodwill and other intangible assets	2,020,405	2,029,267	2,038,202	2,046,882	2,056,107	733,144
Tangible common shareholders' equity (Non-GAAP)	$4,497,043	$4,462,433	$4,379,406	$4,318,611	$4,245,783	$1,590,330
Tangible book value per common share (Non-GAAP):	$8.84	$8.79	$8.63	$8.51	$8.36	$6.01
Book value per common share (GAAP)	$12.81	$12.79	$12.64	$12.54	$12.41	$8.79
Tangible common equity to tangible assets (Non-GAAP):						
Tangible common shareholders' equity (Non-GAAP)	$4,497,043	$4,462,433	$4,379,406	$4,318,611	$4,245,783	$1,979,108
Total assets (GAAP)	61,026,191	60,934,974	61,183,352	61,703,693	64,309,573	31,863,088
Less: Goodwill and other intangible assets	2,020,405	2,029,267	2,038,202	2,046,882	2,056,107	1,161,655
Tangible assets (Non-GAAP)	59,005,786	58,905,707	59,145,150	59,656,811	62,253,466	$30,701,433
Tangible common equity to tangible assets (Non-GAAP)	7.62%	7.58%	7.40%	7.24%	6.82%	6.45%

29 ▪ Log onto our website: www.valley.com ▪ Email requests to: tlan@valley.com ▪ Call Travis Lan in Investor Relations, at: (973) 686-5007 ▪ Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC For More Information